UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2003

Lifecore Biomedical, Inc.

(Exact name of Registrant as specified in its charter)

Minnesota	O-4136	41-0948334

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3515 Lyman Boulevard Chaska, Minnesota		55318

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 952-368-4300

Item 7. Financial Statements and Exhibits

(c)  The following exhibit is being furnished herewith:

     99.1       Press release dated September 9, 2003

Item 9. Regulation FD Disclosure

On September 9, 2003, Lifecore Biomedical, Inc. (“Lifecore”) issued a press release which announced today that United States District Court for the District of Massachusetts has dismissed The Straumann Company’s lawsuit against Lifecore relating to its Stage-1™ Single Stage Dental Implant System. A copy of Lifecore’s press release is attached hereto as Exhibit (99.1) and hereby incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFECORE BIOMEDICAL, INC.

Dated: September 10, 2003

/w/ James W. Bracke James W. Bracke President & Chief Executive Officer

Exhibit Index

     99.1   Press release dated September 9, 2003